UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ____

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Registrant’s annual stockholders meeting was held on May 25, 2017 (the "Annual Meeting"). Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Ten directors were elected by a majority of the votes cast for terms expiring at the 2018 annual stockholders meeting.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Kermit R. Crawford	272,525,851	1,686,500	460,448	37,704,362
Michael L. Eskew	268,661,143	5,520,128	491,528	37,704,362
Siddharth N. Mehta	272,428,343	1,763,030	481,426	37,704,362
Jacques P. Perold	272,540,431	1,643,374	488,994	37,704,362
Andrea Redmond	265,298,586	8,125,803	1,248,410	37,704,362
John W. Rowe	266,737,962	6,667,015	1,267,822	37,704,362
Judith A. Sprieser	265,603,413	7,795,375	1,274,011	37,704,362
Mary Alice Taylor	265,992,676	7,410,991	1,269,132	37,704,362
Perry M. Traquina	272,910,022	1,280,515	482,262	37,704,362
Thomas J. Wilson	264,823,548	7,149,290	2,699,961	37,704,362

Proposal 2 – Say-on-Pay: Advisory Vote on the Executive Compensation of the Named Executives.  The management proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
260,232,511	12,487,541	1,952,747	37,704,362

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executives.  The voting results on the management proposal on the frequency of future advisory votes on executive compensation were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
244,584,143	1,124,310	27,972,786	991,560	37,704,362

In accordance with the voting results, the Registrant’s Board of Directors has decided that the Registrant will hold an annual advisory vote on the compensation of named executives until the next stockholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executives.

Proposal 4 – Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors.  The management proposal on the approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
253,555,406	19,697,305	1,420,088	37,704,362

Proposal 5 - Ratification of the Appointment of Independent Registered Public Accountant.  The management proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2017 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
305,159,866	6,602,806	614,489

Proposal 6 - Stockholder Proposal. The stockholder proposal seeking adoption of a policy to require an independent board chairman did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
62,211,668	211,080,970	1,380,161	37,704,362

Proposal 7 - Stockholder Proposal. The stockholder proposal on lead director qualifications did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,187,956	257,788,237	1,696,606	37,704,362

Proposal 8 - Stockholder Proposal. The stockholder proposal on reporting political contributions did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,625,198	201,472,384	6,575,217	37,704,362

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 25, 2017

4